Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-233939 on Form S-1 of our report dated February 24, 2019 (April 29, 2019 as to Note 18 and September 25, 2019 as to Note 19) relating to the consolidated financial statements of DSS Holdings L.P. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

November 13, 2019